Exhibit 3.27

Microfilm Number_________	Filed with the Department of State on APR 03 1995

Entity Number 2630482	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF LIMITED PARTNERSHIP DSCB:15-8511 (Rev 89)

In compliance with the requirements of 15 Pa.C.S. § 8511 (relating to certificate of limited partnership), the undersigned, desiring to form a limited partnership, hereby certifies that:

1.	The name of the limited partnership is: First Commercial Development Company

2.
The address of this limited partnership’s initial (a) registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following address to conform to the records of the Department):

	(a)	150 Corporate Center Drive, Camp Hill Corporate Center, Camp Hill, PA 17011, Cumberland Cty

Number and Street City State Zip County

(b)

		Name of Commercial Registered Office Provider	County

For a limited partnership represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited partnership is located for venue and official publication purposes.

3.	The name and business address of each general partner of the partnership is:

	Name	Address

	John S. Trogner, Sr.,	150 Corporate Center Drive, Camp Hill, PA 17011

	John S. Trogner, Jr.,	150 Corporate Center Drive, Camp Hill, PA 17011

	Blair S. Trogner,	150 Corporate Center Drive, Camp Hill, PA 17011

4.	The specified effective date, if any:	April 2 1995

month day year hour, if any

IN TESTIMONY WHEREOF, the undersigned general partner(s) of the limited partnership has (have) executed this certificate this 30th day of MARCH, 1995.

/s/ John S. Trogner Sr.	/s/ John S. Trogner Jr.

John S. Trogner, Sr.	John S. Trogner, Jr.

/s/ Blair S. Trogner

Blair S. Trogner

Microfilm Number_________	Filed with the Department of State on MAY 14 1998

Entity Number 2630482	XXXXXX
Secretary of the Commonwealth

CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP
DSCB: UNREADABLE COPY

     In compliance with the requirements of 15 Pa.C.S. § 8512 (relating to certificate of amendment), the undersigned limited partnership, desiring to amend its Certificate of Limited Partnership, hereby certifies that:

1.	The name of the limited partnership is: FIRST COMMERCIAL DEVELOPMENT COMPANY

2.	The date of filing of the original Certificate of Limited Partnership is April 3, 1995

3.	(Check, and if appropriate complete, one of the following):

The amendment adopted by the limited partnership, set forth in full, is as follows:

The amendment adopted by the limited partnership is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	(Check, and if appropriate complete, one of the following):

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on:_______ at ______
Date Hour

5.	(Check if the amendment restates the Certificate of Limited Partnership):

The restated Certificate of Limited Partnership supersedes the original Certificate of Limited Partnership and all amendments thereto.

6.	Withdrawing partners — See attached Exhibit A.

IN TESTIMONY WHEREOF, the undersigned limited partnership has caused this Certificate of Amendment to be execute this 8th day of May 1998.

First Commercial Development Company, a PA limited partnership
By:	Brandywine F.C., L.P., its sole general partner
	By:	Brandywine F.C., L.L.C., its sole general partner
		By:	Brandywine Operating Partnership, L.P., its sole member
			By:	Brandywine Realty Trust, its sole general partner

By: /s/ Gerard H. Sweeney

Gerard H. Sweeney President and CEO

EXHIBIT “A”
TO CERTIFICATE OF AMENDMENT-LIMITED PARTNERSHIP

3.	The amendment adopted by the limited partnership, set forth in full, is as follows:

	1.	The name of the limited partnership is: Brandywine Central L.P.

	2.	The address of this limited partnership’s registered office in this Commonwealth is: 16 Campus Boulevard, Suite 150, Newtown Square, PA 19073

	3.	By Amended and Restated Agreement of Limited Partnership dated as of May 8, 1998, John S. Trogner, Sr., John S. Trogner, Jr., and Blair S. Trogner, Sr. withdrew as general partners of First Commercial Development Company.

The name and business address of the new general partner is as follows:

Brandywine F.C., L.P. c/o Brandywine Realty Trust 16 Campus Boulevard, Suite 150 Newtown Square, PA 19073 Attention: Gerard H. Sweeney, President and Chief Executive Officer

6.	The Withdrawing General Partners have executed this Certificate of Amendment-Limited Partnership as of the 8th day of May, 1998.

/s/ John S. Trogner, Sr.

JOHN S. TROGNER, SR., Withdrawing General Partner

/s/ John S. Trogner, Jr.

JOHN S. TROGNER, JR., Withdrawing General Partner

/s/ Blair S. Trogner, Sr.

BLAIR S. TROGNER, SR., Withdrawing General Partner

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Certificate of Amendment-Domestic (15 Pa.C.S.)
Entity Number UNREADABLE TEXT

Limited Partnership (§ 8512)
Limited Liability Company (§ 8951)

Name	PEPPER HAMILTON LLP			Document will be returned to the name and address you enter to the left.

Address	200 ONE KEYSTONE PLAZA NORTH FRONT AND MARKET STREETS P.O. BOX 1181 HARRISBURG, PA 17108-1181

	City	State	Zip Code

Fee: $52	Filed in the Department of State on Jun 06 2002

XXXXXX

ACTING Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to certificate of amendment), the undersigned, desiring to amend its Certificate of Limited Partnership/Organization, hereby certifies that:

1.	The name of the limited partnership/limited liability company is: Brandywine Central, L.P.

2.	The date of filing of the original Certificate of limited Partnership/Organization: April 3, 1995

3.	Check and if appropriate complete one of the following:

The amendment adopted by the limited partnership/limited liability company, set forth in full, is as follows:

The amendment adopted by the limited partnership/limited liability company is set forth in full in Exhibit A attached hereto and made a part hereof.

4.	Check and if appropriate complete one of the following:

The amendment shall be effective upon filing this Certificate of Amendment in the Department of State.

The amendment shall be effective on _______ at ______
Date Hour

5.	Check if the amendment restates the Certificate of Limited Partnership/Organization:

The restated Certificate of Limited Partnership/Organization supersedes the original Certificate of Limited Partnership/Organization and all previous amendments thereto.

IN TESTIMONY WHEREOF, the undersigned limited partnership/limited liability company has caused this Certificate of Amendment to be executed this 4th day of June, 2002. Brandywine Central,, L.P.
Name of Limited Partnership/Limited Liability Company
Signature
(See Exhibit B attached)
Title

EXHIBIT A

TO CERTIFICATE OF AMENDMENT

BRANDYWINE CENTRAL, L.P.

Article 4 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 4 shall read as follows:

‘‘Article 4. The address of this limited partnership’s registered office in this Commonwealth is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.’’

Article 6 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 6 shall read as follows:

‘‘Article 6. The name and business address of each general partner is: Brandywine F.C., L.P., 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.’’

Article 7 of the Certificate of Limited Partnership shall be amended, so that, as amended, Article 7 shall read as follows:

‘‘Article 7. The address of the office at which is kept a list of the names and addresses of the limited partners and their capital contributions is: 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Montgomery County.’’

EXHIBIT B

to

CERTIFICATE OF AMENDMENT

of

BRANDYWINE CENTRAL, L..P.

By:	Brandywine F.C., L.L.C., a Pennsylvania limited partnership General Partner

By:	Brandywine F.C., L.L.C., a Pennsylvania limited liability company

By:	/s/ Brad A. Molotsky

Brad A. Molotsky, Secretary